UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

October 2, 2017

Brocade Communications Systems, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-25601	77-0409517
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

130 Holger Way

San Jose, CA 95134-1376

(Address of principal executive offices, including zip code)

(408) 333-8000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 8.01. Other Events.

Review of the Proposed Broadcom Acquisition by the Committee on Foreign Investment in the United States

As previously reported, on November 2, 2016, Brocade Communications Systems, Inc. (the “Company” or “Brocade”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Broadcom Limited (“Broadcom”), Broadcom Corporation and Bobcat Merger Sub, Inc. (“Merger Sub”) pursuant to which Broadcom agreed to acquire the Company (the “Merger”). Broadcom Corporation subsequently assigned all of its rights under the Merger Agreement to LSI Corporation (“LSI”) on December 19, 2016.

As previously reported, on July 18, 2017, Brocade and Broadcom agreed to withdraw and re-file their initial joint voluntary notice to the Committee on Foreign Investment in the United States (“CFIUS”) under the Defense Production Act of 1950, as amended, to allow more time for review and discussion with CFIUS in connection with the Merger. On October 2, 2017, following further discussions with CFIUS, the parties withdrew and re-filed their joint voluntary notice to CFIUS to allow more time for review and discussion with CFIUS in connection with the Merger. CFIUS has agreed to proceed directly to a 45-day investigation period, thereby shortening the customary 75-day CFIUS review period.

Brocade and Broadcom have been and will continue to be actively engaged with CFIUS during its review of the Merger, remain fully committed to the Merger and will continue to work diligently and cooperatively to close the Merger. There can be no assurances, however, that CFIUS will ultimately agree that the parties may proceed with the Merger.

To allow for the additional CFIUS review period, on October 2, 2017, the Company, Broadcom, Merger Sub and LSI agreed to refrain from exercising their right to terminate the Merger Agreement for failure to close the Merger by the November 1, 2017 end date under the Merger Agreement until after the earlier of (x) the date that is four business days after the 45th day after CFIUS accepts the parties’ revised joint voluntary notice and (y) November 30, 2017. The Merger Agreement remains in full force and effect.

Brocade now anticipates the Merger to be completed by November 30, 2017, subject to clearance from CFIUS.

Proposed Sale of Brocade’s Data Center, Switching, Routing and Analytics Business to Extreme Networks, Inc.

On October 3, 2017, the Company entered into an Asset Purchase Agreement (the “Purchase Agreement”) with Extreme Networks, Inc., a Delaware corporation (“Extreme Networks”), to divest its data center switching, routing and analytics business (the “SRA Business”) to Extreme Networks (the “SRA Sale”). The SRA Sale would be completed in lieu of the previously announced proposed sale of the SRA Business by Broadcom to Extreme Networks following the Merger.

Upon the terms and subject to the conditions of the Purchase Agreement, Extreme Networks will acquire certain assets associated with the SRA Business, assume certain contracts and liabilities of the SRA Business, and hire certain Brocade employees associated with the SRA Business. The purchase price payable to the Company by Extreme Networks consists of (i) an upfront closing cash payment equal to $23 million (inclusive of $13 million representing target working capital, which is subject to a post-closing true-up adjustment based on the finally determined amount of working capital), plus (ii) a deferred payment equal to $20 million to be paid in installments of $1 million per quarter for the next 20 full fiscal quarters of Extreme Networks following the closing of the SRA Sale, plus (iii) quarterly earnout payments equal to 50% of the profits of the SRA Business for the five-year period commencing at the end of the first full fiscal quarter of Extreme Networks following the closing of the SRA Sale. Pursuant to certain ancillary agreements, Brocade will also provide Extreme Networks with access to certain technology related to the SRA Business, as well as transition services for a period of time following the closing of the SRA Sale.

Consummation of the SRA Sale is subject to the satisfaction of customary closing conditions. The SRA Sale does not require the approval of the shareholders of Brocade or Extreme Networks, and is not subject to any financing condition. The Company presently expects the SRA Sale to be completed prior to the closing of the Merger, subject to the satisfaction or waiver of closing conditions.

Either party may terminate the Purchase Agreement if the SRA Sale has not been completed by December 29, 2017. In addition, the Purchase Agreement is subject to certain other customary provisions permitting termination by the parties.

Legal Notice Regarding Forward-Looking Statements

This communication, and any documents to which the Company refers you in this communication, contains not only historical information, but also forward-looking statements made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent the Company’s current expectations or beliefs concerning future events, including but not limited to the expected completion and timing of the Merger and the SRA Sale and other information relating to the proposed transactions. Without limiting the foregoing, the words “believes,” “anticipates,” “plans,” “expects,” “intends,” “forecasts,” “should,” “estimates,” “contemplate,” “future,” “goal,” “potential,” “predict,” “project,” “projection,” “target,” “seek,” “may,” “will,” “could,” “should,” “would,” “assuming” and similar expressions are intended to identify forward-looking statements. You should read any such forward-looking statements carefully, as they involve a number of risks, uncertainties and assumptions that may cause actual results to differ significantly from those projected or contemplated in any such forward-looking statement. Those risks, uncertainties and assumptions include, (i) the risk that the proposed transactions may not be completed in a timely manner or at all, which, particularly in the case of the Merger, may adversely affect the Company’s business and the price of the Company’s common stock, (ii) the failure to satisfy any of the conditions to the consummation of the proposed transactions, including clearance by CFIUS of the Merger, (iii) the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement or the Purchase Agreement, (iv) the outcome of any legal proceedings that have been or may be instituted against the Company related to the Merger Agreement, the Purchase Agreement or the proposed transactions, and (v) other risks described in the Company’s filings with the SEC, such as its Quarterly Reports on Form 10-Q and Annual Report on Form 10-K. Forward-looking statements speak only as of the date of this communication or the date of any document incorporated by reference in this document. Except as required by applicable law or regulation, the Company does not assume any obligation to update any such forward-looking statements whether as the result of new developments or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROCADE COMMUNICATIONS SYSTEMS, INC.

By:	/s/ Ellen A. O’Donnell
Ellen A. O’Donnell
Senior Vice President, General Counsel and Corporate Secretary

Date: October 3, 2017